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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): June 12, 1996 (May 31, 1996)

                         AMERICAN TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                      0-24248            87-0361799
(State or other jurisdiction of      (Commission    (I.R.S. Empl. Ident. No.)
incorporation or organization)       File Number)

      12725 Stowe Drive, Poway. California                 92064
     (Address of principal executive offices)            (Zip Code)

                                 (619) 679-2114
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

Effective on May 31, 1996 the Company offered and sold for cash an aggregate of $220,000 of unsecured 8% Convertible Subordinated Promissory Notes due May 31, 1999 ("Notes") to a limited number of investors. The principal amount of each Note may at the election and proper notice of the Note holder be converted one or more times into fully paid and nonassessable shares of common stock, $.00001 par value, of the Company, at the price of $1.00 per share. Purchasers of Notes received one Common Stock Purchase Warrant ("Warrant") for every $1.00 invested in Notes. Each Warrant entitles the holder until May 31, 1998, after proper notice, to purchase one share of the Company's common stock at the price of $1.00 per share. These securities were offered and sold without registration under the Securities Act of 1933, as amended, upon the exemption provided by Rule 903 of Regulation S thereunder and an appropriate legend was placed on the Notes and Warrants. The sale was effected without the aid of an underwriter and no sales commission was paid.

Proceeds of $220,000 from the sale of the Notes is intended to reduce debt owed to Elwood G. Norris, the Company's Chairman and major shareholder, by approximately $50,000, to finance the development, patenting, prototyping and testing of certain technologies, and to provide working capital for consumer electronic product sales. Current research projects include efforts directed at the Company's portable Global Positioning System (GPS) technology and the Company's sound reproduction technology. There can be no assurance that the Company can successfully develop or exploit its various technologies.

In connection with the above transaction, the Company on June 4, 1996 paid $50,788 to Elwood G. Norris reducing the balance of a note due and payable on October 1, 1996 to $100,000. Mr. Norris then converted and extended the due date on the $100,000 by executing a new note on terms similar to the investors described above. Accordingly the Company executed a new unsecured 8% Convertible Subordinated Promissory Note due May 31, 1999 payable to Mr. Norris for $100,000. The principal amount of the note may at the election of the holder be converted one or more times into shares of the Company's common stock at the price of $1.00 per share. Mr. Norris was also granted warrants to purchase up to 100,000 of the Company's common shares until May 31, 1998 at an exercise price of $1.00 per share.

The notes described above aggregating $320,000 are convertible into 320,000 common shares and the warrants described above are exercisable into 320,000 common shares at an exercise price of $1.00 per share. The Company presently has 7,541,228 common shares issued and outstanding.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.
    None

(b) Pro forma financial information.
    None

(c) Exhibits

              4.2 Form of 8% Convertible Subordinated Promissory Note due May 31, 1999 aggregating $220,000 granted to investors

              4.3 Form of Stock Purchase Warrant dated as of May 31, 1996, exercisable to purchase 220,000 common shares at $1.00 per share until May 31, 1998, granted to investors

              4.4 8% Convertible Subordinated Promissory Note due May 31, 1999 payable to Elwood G. Norris for $100,000

              4.5 Stock Purchase Warrant exercisable to purchase 100,000 common shares at $1.00 per share until May 31, 1998 granted to Elwood G. Norris

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                                   SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMERICAN TECHNOLOGY CORPORATION



Date: June 12, 1996                    By: /s/ ROBERT PUTNAM
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                                       Robert Putnam
                                       President and CEO

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